EXHIBIT 99.1

EasyLink Services International Corporation
Announces Fiscal Fourth Quarter and Year End 2011 Financial Results

CORRECTION: In a press release issued yesterday after the market closed, EasyLink Services International Corporation's ("EasyLink" or "Company") (NasdaqCM: ESIC, www.easylink.com), reference to fourth quarter Adjusted EBITDA and stated in the "Reconciliation of GAAP Net Income to Adjusted EBITDA” in the press release was incorrect. Those items have been corrected as follows:
~ Highest Annual Revenue and Profitability in Company History ~

NORCROSS, GA, October 5, 2011 - (GLOBE NEWSWIRE) - EasyLink Services International Corporation ("EasyLink" or "Company") (NasdaqCM: ESIC, www.easylink.com), a global provider of cloud-based comprehensive messaging services and e-commerce solutions, today announced financial results for the fourth quarter and full-year 2011.
The Company reports multiple record results including:

•	Annual record revenue of $164.8 million;

•	Annual record profitability with net income of $24.7 million; and

•	Annual record Adjusted EBITDA of $41.6 million.
“EasyLink delivered another strong quarter of positive financial results and the conclusion of a year of major accomplishments. We are delighted by these results and their implications for creating long-term stockholder value,” stated Tom Stallings, Chief Executive Officer of EasyLink. “We enter 2012 with a foundation of positive momentum and a commitment to driving long-term profitable growth.”
Fourth Quarter Results
Revenue for the fourth quarter of fiscal 2011 was approximately $46.8 million compared to $19.9 million in the fourth quarter of fiscal 2010. Gross profit was $30.4 million in the fourth quarter of fiscal 2011, up 107% compared to $14.7 million in the fourth quarter of fiscal 2010. GAAP net income attributable to common shareholders was approximately $16.4 million or $0.54 per basic share and $0.50 per diluted share. Fourth quarter Adjusted EBITDA was approximately $10.9 million compared to $4.5 million in the fourth quarter of fiscal 2010. See reconciliation of Adjusted EBITDA at the end of this release.

On Demand Messaging revenue for the fourth quarter of fiscal 2011, which includes document capture and management, cloud-based fax, production messaging, and e-mail services, was approximately $37.4 million compared to approximately $10.2 million in the fourth quarter of fiscal 2010.

Supply Chain Messaging revenue for the fourth quarter of fiscal 2011, which includes electronic data interchange (“EDI”) services was approximately $9.4 million compared to approximately $9.7 million in the fourth quarter of fiscal 2010.
Full Year Fiscal 2011 Results
Total revenue for fiscal 2011 was approximately $164.8 million compared to $81.4 million for fiscal 2010. Gross profit for fiscal 2011 was $107.9 million compared to $58.9 million in fiscal 2010.

GAAP net income attributable to common shareholders was approximately $22.7 million or $0.76 per basic share and $0.72 per diluted share. Full year Adjusted EBITDA was approximately $41.6 million compared to $20.6 million in fiscal 2010. See reconciliation of Adjusted EBITDA at the end of this release.
Non-GAAP Presentation
This press release contains non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. This press release should be read in conjunction with the Company's Form 8-K earnings release filed with the Securities and Exchange Commission for the fourth fiscal quarter and full fiscal year ended July 31, 2011.
In addition, these non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with EasyLink's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate EasyLink's results of operations in conjunction with the corresponding GAAP measures.
EasyLink believes that the presentation of non-GAAP financial measures, when shown in conjunction with the corresponding

GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when assessing the performance of our business.
EasyLink believes that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, our peer companies may calculate similar non-GAAP financial measures differently than EasyLink, limiting their usefulness as comparative measures.
Investor Conference Call
The Company plans to hold a conference call on Thursday, October 6, 2011, at 8:30 a.m. EDT to discuss the fourth quarter and fiscal year 2011 results in detail.
To participate in the conference call, domestic callers should dial 1-888-262-8797 and international callers should dial 1-913-312-9322, participant pass code 3684188. Please plan to dial in five to ten minutes before the start of the call to facilitate a timely connection. If you are unable to participate and would like to hear a replay of the call, an audio replay of the webcast will be available on EasyLink's investor relations website at http://ir.easylink.com/index.cfm.
Forward-Looking and Cautionary Statements
Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption "Risk Factors" in the Company's Annual Report on Form 10-K, the Company's quarterly reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.
The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.
About EasyLink Services International Corporation
EasyLink Services International Corporation (EasyLink) (Nasdaq:ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of cloud-based business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Notifications and Secure Messaging, we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.
The EasyLink Services International Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7889

Contact:
EasyLink Services International Corporation
Glen Shipley
(678) 633-8004
gshipley@easylink.com

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Income
for the three and twelve months ended July 31, 2011 and 2010
(Unaudited)
(in thousands, except per share data)

	Three Months		Twelve Months
	2011	2010	2011	2010

Service revenues, net	$46,823	$19,948	$164,766	$81,443
Cost of services	16,379	5,276	56,852	22,549
Gross profit	30,444	14,672	107,914	58,894

Operating expenses:
Product development and enhancement	3,317	1,775	12,150	7,275
Selling and marketing	6,819	2,976	23,302	12,560
General and administrative	13,868	7,189	46,698	27,822
Acquisition and integration related	911	—	3,326	—
Total Operating expenses	24,915	11,940	85,476	47,657

Operating income	5,529	2,732	22,438	11,237

Other income (expense):
Interest expense	(1,636)	(371)	(5,699)	(1,642)
Other non-operating income (expense)	133	(238)	631	296
Total Other income (expense)	(1,503)	(609)	(5,068)	(1,346)

Income before income taxes	4,026	2,123	17,370	9,891
Benefit for income taxes	(12,424)	(10,309)	(7,326)	(7,202)
Net Income	16,450	12,432	24,696	17,093

Dividends on preferred stock	—	(82)	(2,012)	(724)
Accretion of Series E preferred stock discount	$—	$(473)	$—	$(612)
Net income attributable to common stockholders	$16,450	$11,877	$22,684	$15,757

Basic net income per common share	$0.54	$0.41	$0.76	$0.57

Diluted net income per common share	$0.50	$0.39	$0.72	$0.53

Weighted average number of common shares outstanding – basic	30,685	29,251	29,892	27,716

Weighted average number of common shares outstanding –diluted	32,764	30,260	31,708	29,709

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	July 31, 2011	July 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$30,178	$20,475
Accounts receivable, net	29,752	11,481
Other current assets	7,665	8,463
Total current assets	67,595	40,419

Property and equipment, net	10,127	5,521
Goodwill and other intangible assets, net	142,109	50,329
Other long term assets	23,228	8,217
Total assets	$243,059	$104,486

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$24,578	$11,050
Notes Payable	28,088	15,258
Other current liabilities	3,360	1,497
Total current liabilities	56,026	27,805

Notes payable, net of current portion	80,174	9,684
Deferred income taxes, net	6,940	—
Other liabilities	814	285
Total liabilities	143,954	37,774

Stockholders' Equity:
Preferred stock	—	(a)
Common Stock	324	303
Additional paid-in capital	137,467	132,799
Treasury Stock	(2,122)	(2,122)
Accumulated other comprehensive loss	(2,789)	(5,797)
Accumulated deficit	(33,775)	(58,471)
Total stockholders' equity	99,105	66,712
Total liabilities and stockholders' equity	$243,059	$104,486

(a) less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Net income attributable to common stockholders to Non-GAAP Net income attributable to common stockholders for the three and twelve months ended July 31, 2011 and 2010
(Unaudited)
(in thousands)

	Three Months		Fiscal Year
	2011	2010	2011	2010
GAAP Net Income attributable to common stockholders	$16,450	$11,877	$22,684	$15,757
Non-GAAP Adjustments:
Amortization	2,634	907	9,274	4,987
Stock Compensation	708	127	1,634	1,054
Acquisition Expenses	911	—	3,326	—
Non-cash Interest	171	131	1,020	535
Valuation Allowance	(11,835)	(12,604)	(11,835)	(12,604)
Non-GAAP Tax Effect	646	(1,260)	(3,961)	(3,591)
Non Cash Dividends	—	—	1,929	—

Non-GAAP Net Income attributable to common stockholders	$9,685	$(822)	$24,071	$6,138

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Basic income per common share to Non-GAAP Basic income per common share for the three and twelve months ended July 31, 2011 and 2010
(Unaudited)

	Three Months		Fiscal Year
	2011	2010	2011	2010
GAAP Basic net income per common share	$0.54	$0.41	$0.76	$0.57
Non-GAAP Adjustments:
Amortization	0.09	0.03	0.31	0.18
Stock Compensation	0.02	—	0.05	0.04
Acquisition Expenses	0.03	—	0.11	—
Non-cash Interest	0.01	—	0.03	0.02
Valuation Allowance	(0.39)	(0.43)	(0.39)	(0.45)
Non-GAAP Tax Effect	0.02	(0.04)	(0.12)	(0.14)
Non Cash Dividends	—	—	0.06	—

Non-GAAP Basic net income per common share	$0.32	$(0.03)	$0.81	$0.22

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Diluted income per common share to Non-GAAP Diluted income per common share for the three and twelve months ended July 31, 2011 and 2010
(Unaudited)

	Three Months		Fiscal Year
	2011	2010	2011	2010
GAAP Diluted net income per common share	$0.50	$0.39	$0.72	$0.53
Non-GAAP Adjustments:
Amortization	0.08	0.03	0.29	0.17
Stock Compensation	0.02	—	0.05	0.04
Acquisition and integration related	0.03	—	0.10	—
Non-cash Interest	0.01	—	0.03	0.02
Valuation Allowance	(0.36)	(0.41)	(0.37)	(0.43)
Non-GAAP Tax Effect	0.02	(0.04)	(0.12)	(0.12)
Non Cash Dividends	—	—	0.06	—

Non-GAAP Diluted net income per common share	$0.30	$(0.03)	$0.76	$0.21

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Net Income to Adjusted EBITDA
for the three and twelve months ended July 31, 2011 and 2010
(Unaudited)
(in thousands)

	Three Months		Fiscal Year
	2011	2010	2011	2010
Net Income	$16,450	$12,432	$24,696	$17,093
Interest expense	1,636	378	5,699	1,642
Benefit for income taxes	(12,424)	(10,309)	(7,326)	(7,202)
Depreciation and amortization	3,578	1,910	13,533	8,057
Stock compensation	708	128	1,634	1,054
Acquisition and integration related	911	—	3,326	—

Adjusted EBITDA	$10,859	$4,538	$41,562	$20,644